Exhibit 99.1

Siebert Financial Corp. Declares Dividend of Twelve Cents Per Share

New York, June 4, 2007 – Directors of Siebert Financial Corp. (NASDAQ: SIEB) declared a dividend of twelve cents per share on the Common Stock of the company, payable June 29, 2007, to shareholders of record at the close of business on June 20, 2007.

Chairwoman Muriel F. Siebert has waived her right to receive the dividend in excess of the aggregate amount of dividend to be paid to other shareholders. As a result she will receive a dividend of approximately $280,000 as compared to the amount of approximately $2.4 million that would have been paid on her total holdings. The remaining waived amount of approximately $2.1 million will be retained by the company as capital available for use in its business.

The Board of Directors intends to consider the payment of a regular annual dividend during the second quarter of each year. In considering whether to pay dividends, the Board of Directors will review the Company’s earnings, capital requirements, economic forecasts and such other factors as are deemed relevant. Some portion of the Company’s earnings will be retained to provide capital for the operation and expansion of its business.

Siebert Financial Corp. is a holding company that conducts all its operations through its wholly owned subsidiary, Muriel Siebert & Co., Inc. (“Siebert”), a member of the New York Stock Exchange. Municipal investment banking activities are conducted by Siebert, Brandford, Shank, & Co., LLC, a separate affiliate of Siebert specializing in municipal and other fixed income underwriting and financial advisory business.

Siebert is based in New York City with additional retail branches in Boca Raton, Surfside, Palm Beach and Naples, FL; Beverly Hills, CA and Jersey City, N.J. In addition, Siebert, Brandford, Shank & Co., LLC, has offices in Atlanta, Anchorage, Chicago, Dallas, Detroit, Fort Worth, Houston, Los Angeles, Miami, New York, Oakland, Orlando, San Antonio, San Diego, Seattle, Washington, D.C. and Weehawken.

Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are “forward-looking statements” as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, increases in competition within and without the discount brokerage business through broader service offerings or otherwise, competition from electronic discount brokerage firms offering greater discounts on commissions than Siebert, prevalence of a flat fee environment, decline in participation in equity or municipal finance underwriting, decreased ticket volume in the discount brokerage division, limited trading opportunities, increases in expenses, changes in net capital or other regulatory requirements. As a result of these and other factors, Siebert may experience material fluctuations in its operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in “forward-looking statements” are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such “forward-looking statements,” and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such “forward-looking statements” to reflect future events or developments. An investment in Siebert involves various risks, including those mentioned above and those, which are detailed from time to time in Siebert’s Securities and Exchange Commission filings. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC.